For further information contact:
John W. Bordelon
Chairman, President and CEO
(337) 237-1960

Release Date: March 28, 2022
6:00 AM CT

HOME BANCORP, INC. COMPLETES ACQUISITION OF
FRIENDSWOOD CAPITAL CORPORATION

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (“Home Bancorp”), the holding company of the 113-year-old Home Bank, N.A. (“Home Bank”), announced the completion of its acquisition of Friendswood Capital Corporation ("Friendswood"), the holding company of Texan Bank, N.A. ("Texan Bank"). The combined company has total assets of approximately $3.2 billion, $2.2 billion in loans and $2.7 billion in deposits.

“Since announcing our expansion into Texas in December 2021, we have worked diligently with Texan Bank's employees to complete this acquisition”, said John W. Bordelon, Chairman, President and Chief Executive Officer of Home Bancorp. “We look forward to further developing the Houston region together and building strong relationships with businesses and consumers.”

“On behalf of our Board of Directors, I’d like to thank our employees for their incredible commitment to the company over the years,” said Kenny Koncaba, Chief Executive Officer of Friendswood. “We are pleased to have joined forces with the dedicated team at Home Bank. The merger is a win-win for our shareholders and customers. I know we will do a great job together building upon and enhancing customer relationships Texan Bank has developed over the years.”

Home Bank plans to convert the branch and operating systems of the former Texan Bank locations to those of Home Bank in June 2022. Home Bancorp anticipates the transaction will be over 20% accretive to earnings per share once cost savings are fully realized and accretive to tangible book value per share within 3.5 years of closing. Following the Merger, Home Bank’s capital position remains strong with leverage and total risk-based capital ratios of approximately 8.5% and 13.1%, respectively.

Shareholders of Friendswood Capital Corporation will receive $15.34 per share in cash, resulting in an aggregate deal value of $66.5 million.

Forward Looking Statements

This news release contains certain forward‑looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward‑looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward‑looking statements, by their nature, are subject to risks and uncertainties. A number of factors ‑ many of which are beyond the control of Home Bancorp ‑ could cause actual conditions, events or results to differ significantly from those described in the forward‑looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the anticipated benefits from the transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in the markets served by the companies; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp’s Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp’s reports filed with the SEC are available in the Investor Relations section of its website, www.home24bank.com. Home Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.